UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2006

GOFISH CORPORATION
(f/k/a Unibio Inc.)

(Exact name of registrant as specified in its charter)

Nevada	333-131651	Applied For
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Third Street, Suite 260
San Francisco, CA	94107
(Address of principal executive offices)	(Zip Code)

(415) 738-8705
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

On October 27, 2006, a wholly-owned subsidiary of GoFish Corporation (f/k/a Unibio Inc.) (the “Company”) merged (the “Merger”) with and into GoFish Technologies, Inc. (“GoFish”) and as a result of the Merger, the Company will continue the existing business of GoFish. Before the Merger, the independent registered public accounting firm for the Company was Dale Matheson Carr-Hilton LaBonte LLP (“Dale Matheson”), and the independent registered public accounting firm for GoFish was Rowbotham & Company LLP (“Rowbotham & Company”). Because the Merger was treated as a reverse acquisition for accounting purposes, future historical financial reports filed by the Company will be those of GoFish, the accounting acquirer. Accordingly, the Company’s Board of Directors (the “Board”) determined to change its independent registered public accounting firm from Dale Matheson to Rowbotham & Company. Dale Matheson was dismissed as the independent registered public accounting firm of the Company on November 1, 2006, and Rowbotham & Company was engaged as the independent registered public accounting firm of the Company on the same date. As a result of being the auditors of GoFish, Rowbotham & Company consulted with GoFish and the Company regarding the above-described transactions.

The reports of Dale Matheson on the Company’s financial statements since its inception did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, but did include an explanatory paragraph relating to the Company’s ability to continue as a “going concern.”

In connection with the audit of the Company’s financial statements since inception, and through the date of the dismissal, there were no disagreements with Dale Matheson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Dale Matheson, would have caused Dale Matheson to make reference to the matter in its reports.

The Company has provided Dale Matheson with a copy of this Current Report on Form 8-K and has requested that Dale Matheson furnish the Company with a letter addressed to the SEC stating whether it agrees with the above statements and, if not, to state the respects in which it does not agree with such statements. A copy of that letter is filed herewith as Exhibit 16.1.

Item 5.02(c).  Appointment of Principal Officers.

Greg Schroeder, Chief Technology Officer. On October 30, 2006, the Company hired Greg Schroeder to serve as its Chief Technology Officer pursuant to the terms of an employment agreement executed between the Company and Mr. Schroeder described below.

Mr. Schroeder brings over 20 years of in-depth experience in the technology industry. Prior to joining the Company, Mr. Schroeder was Chief Architect and Director of New Business at Kodak Imaging Network. Mr. Schroeder was responsible for internal systems and processes, as well as intra-corporate and inter-corporate partnerships.

From 2001 to 2002, Mr. Schroeder was a principal architect at Manguistics, Inc. Previously, Mr. Schroeder held key managerial and technical leadership positions in several companies across a variety of industries, from enterprise solutions to application service providers to relational databases, including ProBusiness (ADP), Illustra (Informix, IBM) and Britton Lee (Teradata, NCR, AT&T).

Mr. Schroeder attended Harvard and UCLA, graduating with degrees in Linguistics and Computer Science.

Mr. Schroeder’s employment agreement provides for an annual base salary of $225,000, an annual bonus of up to 20% of the base salary, beginning in 2007, and a potential one time bonus of up to 100,000 stock options in 2007. Mr. Schroeder is also entitled to receive an option grant to purchase 275,000 shares of common stock under the Company’s 2006 Equity Incentive Plan, one-quarter of which shall be vested and exercisable on the first anniversary of the grant and the balance of which options shall be vested and exercisable on the last day of each month thereafter over the next 36 months, subject to Mr. Schroeder’s continued employment with the Company. Under the agreement, Mr. Schroeder is subject to traditional non-competition and employee non-solicitation restrictions while he is employed by the Company and for an additional (i) one year if the Company terminates the employment agreement for Cause (as defined in the agreement) or Mr. Schroeder terminates the employment agreement without Good Reason (as defined in the agreement), or (ii) three months if Mr. Schroeder terminates the employment agreement for Good Reason or if the Company terminates the employment agreement without Cause. Mr. Schroeder and his dependents are entitled to participate in the Company’s benefit plans at the Company’s expense. Subject to certain notice requirements, either Mr. Schroeder or the Company is entitled to terminate the employment agreement at any time. If the Company terminates the employment agreement without Cause or if Mr. Schroeder terminates the employment agreement for Good Reason, then Mr. Schroeder is entitled to receive his earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days through his last day of employment plus a one time severance payment equal to three months of his then-current annual base salary.

The foregoing description of Mr. Schroeder’s employment agreement is qualified in its entirety by reference to the employment agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Lennox L. Vernon, Chief Accounting Officer & Director of Operations. Also on October 30, 2006, the Company hired Lennox Vernon to serve as its Chief Accounting Officer and Director of Operations pursuant to the terms of an employment agreement executed between the Company and Mr. Schroeder described below.

Mr. Vernon brings over 25 years of successful financial and operations experience to the Company. Prior to joining GoFish and since 2004, Mr. Vernon was Controller of Moderati Inc., a provider of high-impact mobile content to consumers and wireless carriers. Previously, from 2003 to 2004, Mr. Vernon was the Controller of Optiva Inc. and from 2002 to 2003, he was the Controller of PaymentOne Corporation. From 2000 through 2002, Mr. Vernon was a financial consultant whereby he managed financial accounting and economic projects, and completed year end reports, annual reports and proxy statements. Mr. Vernon has also worked for many years at various software companies including Fair Isaac, as Acting CFO, at Macromedia, software tools for web publishing, multimedia and graphics, as Vice President Controller and at Pixar, high-tech graphics and animation studio, as Corporate Controller.

Mr. Vernon graduated from San Jose State University with a Bachelor of Science, and is a certified public accountant in the State of California.

Mr. Vernon’s employment agreement provides for an annual base salary of $160,000, and an annual bonus of up to 15% of the base salary, beginning in 2007. Mr. Vernon is also entitled to receive an option grant of 62,500 shares of common stock under the Company’s 2006 Equity Incentive Plan, one-quarter of which shall be vested and exercisable on the first anniversary of the grant and the balance of which options shall be vested and become exercisable on the last day of each month thereafter over the next 36 months, subject to Mr. Vernon’s continued employment with the Company. Under the agreement, Mr. Vernon is subject to traditional non-competition and employee non-solicitation restrictions while he is employed by the Company and for an additional (i) one year if the Company terminates the employment agreement for Cause (as defined in the agreement) or Mr. Vernon terminates the employment agreement without Good Reason (as defined in the agreement), or (ii) three months if Mr. Vernon terminates the employment agreement for Good Reason or if the Company terminates the employment agreement without Cause. Mr. Vernon and his dependents are entitled to participate in the Company’s benefit plans at the Company’s expense. Subject to certain notice requirements, either Mr. Vernon or the Company is entitled to terminate the employment agreement at any time. If the Company terminates the employment agreement without Cause or if Mr. Vernon terminates the employment agreement for Good Reason, then Mr. Vernon is entitled to receive his earned but unpaid base salary, unpaid pro rata annual bonus, and unused vacation days through his last day of employment plus a one time severance payment equal to three months of his then-current annual base salary.

The foregoing description of Mr. Vernon’s employment agreement is qualified in its entirety by reference to the employment agreement attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

5.02(d).  Election of a New Director.

Peter Guber, Director. On October 30, 2006, the Board of Directors appointed Peter Guber to serve as a director of the Company, filling a vacancy that existed on the Board of Directors.

Mr. Guber is a thirty-year veteran of the entertainment industry.  His positions previously held include: Former Studio Chief, Columbia Pictures; Founder of Casablanca Record and Filmworks; Founder, and Former Chairman/CEO, PolyGram Filmed Entertainment; Founder and Former Co-owner, Guber-Peters Entertainment Company; and Former Chairman and CEO, Sony Pictures Entertainment. After leaving Sony in 1995, Mr. Guber formed Mandalay as a multimedia entertainment vehicle in motion pictures, television, sports entertainment and new media. Mr. Guber is a professor at the UCLA School of Theater, Film and Television and has been a member of the faculty for over 30 years.  He also can be seen every Sunday morning on the American Movie Channel (AMC), as the co-host of the critically acclaimed show, Sunday Morning Shootout.

In connection with Mr. Guber’s appointment to the Board, the Company granted Mr. Guber an option to purchase 500,000 shares of the Company’s common stock. One-twelfth of such option will vest on each quarterly anniversary of the date of grant.

The Company announced the appointment of Mr. Guber to the Board in a press release issued on November 3, 2006, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01.  Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated as of October 30, 2006 by and between the Company and Greg Schroeder.
10.2	Employment Agreement dated as of October 30, 2006 by and between the Company and Lennox L. Vernon.
16.1	Letter from Dale Matheson Carr-Hilton LaBonte LLP.
99.1	Press Release dated November 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoFish Corporation

/s/ Michael Downing
Name:Michael Downing
Title:President & Chief Executive Officer

Dated: November 3, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated as of October 30, 2006 by and between the Company and Greg Schroeder.
10.2	Employment Agreement dated as of October 30, 2006 by and between the Company and Lennox L. Vernon.
16.1	Letter from Dale Matheson Carr-Hilton LaBonte LLP.
99.1	Press Release dated November 3, 2006.